                                                                Exhibit 99.1

FIRST EMPIRE STATE CORPORATION
RETIREMENT SAVINGS PLAN AND TRUST

Financial Statements and Additional Information
December 31, 1996 and 1995

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
               FINANCIAL STATEMENTS AND ADDITIONAL INFORMATION



INDEX                                                              PAGE
-----                                                              ----
Report of independent accountants................................    3

Financial statements:
  Statement of net assets available for plan benefits
    as of December 31, 1996 and 1995.............................    4
  Statement of changes in net assets available for
    plan benefits for the years ended
    December 31, 1996 and 1995...................................    5
  Notes to financial statements..................................    6
  Exhibit I--Allocation of net assets available for plan
    benefits to investment programs
    as of December 31, 1996 and 1995.............................   11
  Exhibit II--Allocation of changes in net assets
    available for plan benefits to investment programs
    for the years ended December 31, 1996 and 1995...............   13

Additional information:
  Schedule I--Schedule of assets held for investment
    at December 31, 1996........................................    15
  Schedule II--Schedule of transactions in excess of 5%
    of fair value of plan assets for
    the year ended December 31, 1996............................    16

                       REPORT OF INDEPENDENT ACCOUNTANTS

    To the Participants and Administrative Committee of the First Empire State Corporation Retirement Savings Plan and Trust

    We have audited the accompanying statement of net assets available for plan benefits of the First Empire State Corporation Retirement Savings Plan and Trust (the Plan) as of December 31, 1996 and 1995 and the related statement of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's Administrative Committee. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Plan's Administrative Committee, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to in the first paragraph of this report present fairly, in all material respects, the net assets available for plan benefits of the First Empire State Corporation Retirement Savings Plan and Trust at December 31, 1996 and 1995, and the changes in its net assets available for plan benefits for the years then ended in conformity with generally accepted accounting principles.

    Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The additional information included in Schedules I and II is presented for purposes of additional analysis and is not a required part of the basic financial statements but is additional information required by ERISA. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.

/s/ PRICE WATERHOUSE LLP


Buffalo, New York
March 7, 1997

       FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                                                              DECEMBER 31
                                                    ----------------------------
                                                         1996            1995
                                                     ------------     ----------
ASSETS
Cash...............................................  $  5,914,067        416,238

Investments, at current value:
  Short-term investments (cost: $37,490,680 in
     1996 and $10,966,751 in 1995).................    37,490,680     10,966,751
  Common stock (cost: $27,304,900 in 1996 and
     $36,061,617 in 1995)..........................    62,420,544     60,674,151
   U.S. government and agency obligations
     (cost: $2,865,307 in 1995)....................            --      3,039,237
   Corporate bonds (cost: $2,734,371 in 1995)......            --      2,882,910
   Loans to participants (cost: $3,103,865 in
     1996 and $2,648,774 in 1995)..................     3,103,865      2,648,774
                                                     ------------     ----------
         Total investments.........................   103,015,089     80,211,823
Receivables:
  Due from broker..................................       758,309        510,272
  Employee contributions...........................       227,730        142,337
  Employer contributions...........................       129,898         82,967
  Interest and dividends...........................        31,363        131,674
                                                     ------------     ----------
    Total receivables..............................     1,147,300        867,250
                                                     ------------     ----------
    Total assets...................................   110,076,456     81,495,311
LIABILITIES

Due to broker......................................            --        602,999
                                                     ------------     ----------
NET ASSETS AVAILABLE FOR PLAN BENEFITS.............  $110,076,456     80,892,312
                                                     ------------     ----------
                                                     ------------     ----------

See accompanying notes to financial statements.

       FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS


                                                                    YEAR ENDED DECEMBER 31
                                                                 ----------------------------
                                                                      1996           1995
                                                                 --------------  ------------
ADDITIONS TO NET ASSETS AVAILABLE FOR PLAN BENEFITS
Net investment income:
   Interest....................................................  $    1,276,752     1,218,874
   Dividends...................................................         937,337       800,895
   Net realized gain on sale of investments....................       3,720,698       407,654
   Net appreciation in current value of investments............      14,335,054    17,934,774
                                                                 --------------  ------------
       Total net investment income.............................      20,269,841    20,362,197
Contributions:
   Employee....................................................       9,935,774    12,302,507
   Employer....................................................       4,723,965     4,085,991
                                                                 --------------  ------------
       Total contributions.....................................      14,659,739    16,388,498
                                                                 --------------  ------------
                                                                     34,929,580    36,750,695
DEDUCTIONS FROM NET ASSETS AVAILABLE FOR PLAN BENEFITS
Benefit payments to participants...............................      (5,745,436)   (6,441,865)
                                                                 --------------  ------------
NET INCREASE IN NET ASSETS AVAILABLE FOR PLAN BENEFITS.........      29,184,144    30,308,830
Net assets available for plan benefits at beginning of year....      80,892,312    50,583,482
                                                                 --------------  ------------
NET ASSETS AVAILABLE FOR PLAN BENEFITS AT END OF YEAR..........  $  110,076,456    80,892,312
                                                                 --------------  ------------
                                                                 --------------  ------------

    See accompanying notes to financial statements.

       FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                        Notes to Financial Statements


1. DESCRIPTION OF PLAN

GENERAL

    The following description of the First Empire State Corporation Retirement Savings Plan and Trust ("the Plan") is provided for general information purposes and is qualified in its entirety by reference to the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA").

ELIGIBILITY AND PARTICIPATION

    The Plan is a defined contribution plan and exists for the benefit of permanent employees of First Empire State Corporation and its subsidiaries ("the Company"). Persons who are at least 21 years of age and have completed 12 months of continuous service are eligible to participate in the Plan. Through December 31, 1996, eligible employees could elect to participate in the Plan effective the first day of any January, April, July or October subsequent to meeting the eligibility criteria.

ADMINISTRATION

    The Plan is administered by a committee ("Administrative Committee") which is appointed by the Board of Directors of Manufacturers and Traders Trust Company ("M&T Bank"), a wholly owned subsidiary of First Empire State Corporation ("First Empire"). The assets of the Plan are held by M&T Bank, as Trustee. Watson Wyatt & Company, an actuarial and consulting firm, provides recordkeeping services on an individual participant basis to the Plan.

    The Board of Directors of M&T Bank has the right to terminate, amend or modify the Plan at any time subject to the Plan provisions. Upon Plan termination, participants would receive the assets allocated to their accounts.

CONTRIBUTIONS

    Contributions to the Plan are made by participants through salary reduction and by the Company through employer matching contributions. Effective October 1, 1995, participants may elect to reduce their compensation by a specified whole percentage not to exceed 10%, subject to certain limitations under Section 401(k) and Section 415 of the Internal Revenue Code. Prior thereto the maximum contribution by participants was limited to 8% of compensation. The Company remits to the Plan on behalf of each participant the amount by which the participant's compensation is reduced. In addition, the Company makes an employer matching contribution in an amount equal to 75% of the participant's contribution. Such matching contribution is limited to 4.5% of the participant's compensation. Compensation is generally defined in the Plan to mean a participant's base salary for the calendar year excluding any form of additional compensation. Effective April 1, 1995 compensation was redefined to include 75% of participants' sales commissions. Generally, total annual employee contributions may not exceed the lesser of 25% of compensation, as defined in the Internal Revenue Code, or $30,000, adjusted for inflation. An individual participant's pre-tax contribution was limited to $9,500 in 1996 and $9,240 in 1995. Contributions above this limit were treated as post-tax contributions.

    Participants' accounts, including all salary reduction contributions, employer matching contributions and increments thereon are at all times fully vested and nonforfeitable.

       FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                  Notes to Financial Statements, continued


INVESTMENT PROGRAMS

    Through December 31, 1996, participants could invest their salary reduction contributions in the common stock of First Empire ("First Empire stock fund"), equity securities other than those of First Empire ("diversified equity fund"), short-term fixed income securities other than those of First Empire ("money-market fund") or long-term fixed income securities other than those of First Empire ("bond fund") in increments of 25%. A separate account is maintained for each participant's interest in each fund. There were 3,383 participants in the First Empire stock fund, 2,922 in the diversified equity fund, 1,403 in the money-market fund and 1,217 in the bond fund at December 31, 1996. A total of 3,887 employees of the Company were active participants in the Plan at December 31, 1996. The allocation of net assets available for Plan benefits to investment programs and allocation of changes in net assets available for Plan benefits to investment programs are set forth in Exhibit I and II, respectively.

    Through December 31, 1996, participants could, in accordance with the rules of the Plan, transfer existing balances among the available investment funds, reduce or increase the percentage of salary reduction elected and/or redirect their current salary reduction contributions into different funds effective the first day of January, April, July and October. Contributions may be suspended at any time.

EMPLOYER MATCHING CONTRIBUTIONS

    Employer matching contributions have been invested in the above funds in the same proportion as elected by the participants.

LOANS TO PARTICIPANTS

    Upon written application to the Administrative Committee, participants may borrow from their account an amount not to exceed the lesser of (1) 50% of the participant's vested account balance as of the most recent valuation date or (2) $50,000 reduced by the participant's highest outstanding loan balance in the twelve months prior to the date of loan origination. The minimum loan amount is $1,000. Loans bear interest at one percentage point above prime as designated by M&T Bank and are repaid in equal installments through after-tax payroll deductions for a period of up to five years.

WITHDRAWALS AND DISTRIBUTIONS

    A participant undergoing financial hardship may make withdrawals from the Plan while employed by the Company, subject to Plan limitations. Upon termination of employment for any reason, participants are entitled to a distribution of the full amount of individual account balances as of the revaluation date immediately following such termination of service.

    Unless the participant elects otherwise, distribution of the full amount of the participant's account balance will be made no later than 60 days after the close of the calendar year in which the last of the following occurs: (a) the participant attains age 65; (b) the tenth anniversary of the year in which participation began; or (c) the participant terminates service with the Company. The participant may elect to defer distribution of either the minimum required under Internal Revenue Code Section 401 (a)(9) or the entire balance, until no later than April 1 of the calendar year following the year in which age 70-1/2 is attained.

       FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                  Notes to Financial Statements, continued


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

    The accounts of the Plan are maintained on the accrual basis.

INVESTMENTS

    Investments are reported on a current value basis. Other than short-term investments, investments of the First Empire stock fund, diversified equity fund, money-market fund and bond fund are traded on national securities exchanges and are valued using the last reported sales price prior to the close of the Plan year. Investments representing 5% or more of net assets available for plan benefits at December 31, 1996 and 1995 consisted of the common stock of First Empire and the Vision Group of Funds, Inc. Money Market Fund. Loans to participants are valued by the Administrative Committee as no active market exists for such loans. The current value of loans, which are fully secured by a portion of the participant's vested benefits, approximates the outstanding principal balance of the loans at both December 31, 1996 and 1995.

    Investment income of the First Empire stock fund, diversified equity fund, money-market fund and bond fund is allocated to participants based on their proportionate share of the net assets of the respective investment fund. Interest income on loans to participants is allocated to participants based on their respective loan agreement.

BENEFIT PAYMENTS TO PARTICIPANTS

    Benefit payments to participants are recorded when paid.

    Net assets available for plan benefits and benefit payments to participants reported on Internal Revenue Service Form 5500 differ from the amounts included in the financial statements by amounts payable to participants who have elected to make withdrawals from the Plan. Such amounts were $845,546 and $788,297 at December 31, 1996 and 1995, respectively.

ADMINISTRATIVE EXPENSES

    Expenses related to administration of the Plan are paid by the Company. Brokerage commissions, transfer taxes and similar costs of acquiring or selling securities are paid by the Plan. The Plan incurred brokerage commissions in 1996 and 1995 totaling $89,236 and $32,108, respectively. These amounts have been included in the statement of changes in net assets available for plan benefits in net realized gain on sale of investments for securities sold and net appreciation in current value of investments for securities acquired during the year.

3. INCOME TAXES

    The Internal Revenue Service issued a favorable determination letter in 1995 regarding the qualified and tax-exempt status of the Plan under Sections 401 and 501 of the Internal Revenue Code. Subsequent to receipt of the favorable determination letter the Plan was amended. The Administrative Committee is of the opinion that these amendments do not affect the qualified and tax-exempt status of the Plan and, accordingly, no provision has been made for income taxes.

       FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                  Notes to Financial Statements, continued


3. INCOME TAXES, CONTINUED

    Participants are not subject to Federal or state income tax on employer matching contributions and pre-tax participant salary reduction contributions until such contributions are withdrawn or distributed. Participants are also not subject to Federal or state income tax on the earnings and appreciation of the assets of the Plan until such amounts are withdrawn or distributed.

4. PLAN AMENDMENTS

    During 1995, the Plan was amended to add special eligibility and benefit provisions for employees of certain entities acquired by the Company in 1994 and 1995 and to accept the transfer of assets associated with account balances of such employees. Such asset transfers totaled $5,337,797, and have been included in employee contributions for the year ended December 31, 1995.

    Effective January 1, 1997, the plan was amended to enable participants to direct employee contributions in 5% increments in any of six investment options. The diversified equity fund, money-market fund and bond fund have liquidated their long-term fixed income and equity investment securities at December 31, 1996 in order to facilitate their transition to three new mutual fund investment options; a growth and income equity fund, a money-market fund, and a U.S. government securities fund, respectively. Two additional mutual funds, a capital appreciation equity fund and an international stock fund, will be offered to participants effective January 1, 1997.

    Effective January 1, 1997, participants may elect to change their investment options and allocations monthly. Additionally, newly eligible employees may elect to participate in the Plan as of the first day of the month subsequent to the month in which the employee becomes eligible.

5. RELATED PARTY TRANSACTIONS

    During 1996, the Plan acquired in the open market, in 29 transactions, 28,398 shares of First Empire common stock at a cost of $6,929,874. The Plan disposed of, in 22 transactions, 9,754 shares of First Empire common stock which resulted in proceeds of $2,399,040 and realized gains of $370,164. At December 31, 1996, the Plan held 216,738 shares of First Empire common stock with a total cost of $27,304,900 and a current value of $62,420,544.

    During 1995, the Plan acquired in the open market, in 35 transactions, 26,360 shares of First Empire common stock at a cost of $4,694,547. The Plan disposed of, in 18 transactions, 18,354 shares of First Empire common stock which resulted in proceeds of $2,704,890 and realized gains of $247,266. At December 31, 1995, the Plan held 198,094 shares of First Empire common stock with a total cost of $21,556,170 and a current value of $43,184,492.

       FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST
                  Notes to Financial Statements, continued


6. NET REALIZED GAIN ON SALE OF INVESTMENTS

    Net realized gain on sale of investments is comprised of the following:

                                                                                              NET
                                                                                            REALIZED
                                                                  TOTAL        BASIS OF       GAIN
                                                                 PROCEEDS     ASSETS SOLD    (LOSS)
                                                               ------------   -----------  ------------
For the year ended December 31, 1996:
First Empire common stock....................................   $ 2,399,040     2,028,876   $  370,164
Other common stock...........................................    43,707,738    40,187,901    3,519,837
U.S. government and agency obligations.......................     7,767,988     7,900,005     (132,017)
Corporate bonds..............................................     3,182,987     3,220,273      (37,286)
                                                                -----------   -----------   ----------
                                                                $57,057,753    53,337,055   $3,720,698
                                                                -----------   -----------   ----------
                                                                -----------   -----------   ----------
For the year ended December 31, 1995:
First Empire common stock....................................   $ 2,704,890     2,457,624   $  247,266
Other common stock...........................................     1,177,993     1,105,936       72,057
U.S. government and agency obligations.......................     1,298,388     1,294,697        3,691
Corporate bonds..............................................     1,141,819     1,057,179       84,640
                                                                -----------   -----------   ----------
                                                                $ 6,323,090     5,915,436   $  407,654
                                                                -----------   -----------   ----------
                                                                -----------   -----------   ----------

    In accordance with the requirements of ERISA, the basis of assets sold is equal to either the current value at the beginning of the period, for securities held as of that date, or cost, for securities acquired during the year.

7. NET APPRECIATION IN CURRENT VALUE OF INVESTMENTS

    Net appreciation in current value of investments is comprised of the following:

                                                                          CURRENT       BASIS OF
                                                                         VALUE AT     ASSETS HELD
                                                                          END OF         AT END          NET
                                                                          PERIOD       OF PERIOD    APPRECIATION
                                                                       -------------  ------------  -------------
For the year ended December 31, 1996:
First Empire common stock............................................  $  62,420,544    48,085,490  $  14,335,054
                                                                                                    -------------
                                                                                                    -------------
For the year ended December 31, 1995:
First Empire common stock............................................  $  43,184,492    28,088,891  $  15,095,601
Other common stock...................................................     17,489,659    15,026,953      2,462,706
U.S. government and agency obligations...............................      3,039,237     2,819,712        219,525
Corporate bonds......................................................      2,882,910     2,725,968        156,942
                                                                                                    -------------
                                                                                                    $  17,934,774
                                                                                                    -------------
                                                                                                    -------------

    In accordance with the requirements of ERISA, the basis of assets held at end of period is equal to either the current value at the beginning of the period, for securities held as of that date, or cost, for securities acquired during the year.

                                                                EXHIBIT I

      FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

  ALLOCATION OF NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS
                               DECEMBER 31, 1996

                                      FIRST EMPIRE   DIVERSIFIED      MONEY-        BOND     PARTICIPANT
                                       STOCK FUND    EQUITY FUND   MARKET FUND      FUND     LOAN ACCOUNT      TOTAL
                                      -------------  ------------  ------------  ----------  ------------  --------------
Assets
Cash................................  $       1,802        31,483        46,773   5,834,009       --       $    5,914,067
Investments, at current value
  (cost:$27,737,652, $26,591,333,
  $10,190,613, $275,982 and
  $3,103,865):
Short-term investments..............        432,752    26,591,333    10,190,613     275,982       --           37,490,680
Common stock........................     62,420,544       --            --           --           --           62,420,544
U.S. government and agency
  obligations.......................       --             --            --           --           --             --
Corporate bonds.....................       --             --            --           --           --             --
Loans to participants...............       --             --            --           --        3,103,865        3,103,865
                                      -------------  ------------  ------------  ----------  ------------  --------------
Total investments...................     62,853,296    26,591,333    10,190,613     275,982    3,103,865      103,015,089
Receivables:
Due from broker.....................        758,309       --            --           --           --              758,309
Employee contributions..............        126,512        73,315        15,061      12,842       --              227,730
Employer contributions..............         70,797        42,072         9,380       7,649       --              129,898
Interest and dividends..............       --              21,186       --           10,177       --               31,363
                                      -------------  ------------  ------------  ----------  ------------  --------------
Total receivables...................        955,618       136,573        24,441      30,668       --            1,147,300
                                      -------------  ------------  ------------  ----------  ------------  --------------
Net assets available for plan
  benefits..........................  $  63,810,716    26,759,389    10,261,827   6,140,659    3,103,865   $  110,076,456
                                      -------------  ------------  ------------  ----------  ------------  --------------
                                      -------------  ------------  ------------  ----------  ------------  --------------

                                                                    EXHIBIT I
                                                                    (continued)



        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

  ALLOCATION OF NET ASSETS AVAILABLE FOR PLAN BENEFITS TO INVESTMENT PROGRAMS
                               DECEMBER 31, 1995

                                       FIRST EMPIRE   DIVERSIFIED      MONEY-        BOND     PARTICIPANT
                                        STOCK FUND    EQUITY FUND   MARKET FUND      FUND     LOAN ACCOUNT      TOTAL
-------------------------------------  -------------  ------------  ------------  ----------  ------------  -------------
Assets
Cash.................................  $     139,803       171,515        49,807      55,113       --       $     416,238
Investments, at current value
  (cost:$21,835,971, $14,785,478,
  $10,350,413, $5,656,184 and
  $2,648,774):
Short-term investments...............        279,801       280,031    10,350,413      56,506       --          10,966,751
Common stock.........................     43,184,492    17,489,659       --           --           --          60,674,151
U.S. government and agency
  obligations........................       --             --            --        3,039,237       --           3,039,237
Corporate bonds......................       --             --            --        2,882,910       --           2,882,910
Loans to participants................       --             --            --           --         2,648,774      2,648,774
                                       -------------  ------------  ------------  ----------  ------------  -------------
Total investments....................     43,464,293    17,769,690    10,350,413   5,978,653     2,648,774     80,211,823
Receivables:
Due from broker......................       --             510,272       --           --           --             510,272
Employee contributions...............         66,266        48,915        15,044      12,112       --             142,337
Employer contributions...............         37,786        28,419         9,359       7,403       --              82,967
Interest and dividends...............       --              19,590       --          112,084       --             131,674
                                       -------------  ------------  ------------  ----------  ------------  -------------
Total receivables....................        104,052       607,196        24,403     131,599       --             867,250
                                       -------------  ------------  ------------  ----------  ------------  -------------
Total assets.........................     43,708,148    18,548,401    10,424,623   6,165,365     2,648,774     81,495,311
Liabilities
Due to broker........................        416,479       186,520       --           --           --             602,999
                                       -------------  ------------  ------------  ----------  ------------  -------------
Net assets available for plan
  benefits...........................  $  43,291,669    18,361,881    10,424,623   6,165,365     2,648,774  $  80,892,312
                                       -------------  ------------  ------------  ----------  ------------  -------------
                                       -------------  ------------  ------------  ----------  ------------  -------------

                                                                 EXHIBIT II

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
TO INVESTMENT PROGRAMS
YEAR ENDED DECEMBER 31, 1995




                             FIRST EMPIRE   DIVERSIFIED    MONEY-        BOND     PARTICIPANT
                              STOCK FUND    EQUITY FUND  MARKET FUND     FUND     LOAN ACCOUNT      TOTAL
                             -------------  -----------  -----------  ----------  ------------  -------------
ADDITIONS TO NET ASSETS
 AVAILABLE FOR PLAN
  BENEFITS

Net investment income:
 Interest.................   $     6,032        79,065      538,656      395,337       257,662     $ 1,276,752
 Dividends................       589,308       348,029           --           --            --         937,337
 Net realized gain
  (loss) on sale of
  investments.............       370,164     3,519,837           --     (169,303)           --       3,720,698
 Net appreciation
  in current value of
  investments............     14,335,054            --           --           --            --      14,335,054
                             -----------   -----------   ----------   ----------   -----------    ------------
 Total net
   investment income.....     15,300,558     3,946,931      538,656      226,034       257,662      20,269,841
Contributions:
 Employee................      4,831,299     3,373,541      983,179      747,755            --       9,935,774
 Employer................      2,259,225     1,642,226      453,274      369,240            --       4,723,965
                             -----------   -----------   ----------   ----------   -----------    ------------
Total contributions......      7,090,524     5,015,767    1,436,453    1,116,995            --      14,659,739
                             -----------   -----------   ----------   ----------   -----------    ------------
                              22,391,082     8,962,698    1,975,109    1,343,029       257,662      34,929,580
DEDUCTIONS FROM NET
  ASSETS AVAILABLE
  FOR PLAN BENEFITS

Benefit payments
  to participants........     (2,395,988)   (1,654,459)  (1,179,344)    (515,645)          --       (5,745,436)

INTERFUND TRANSFERS

Loans, net
  of repayments..........        224,748      (218,297)    (341,014)    (120,528)     455,091               --
Reallocation
 of investments-
  additions (deductions).        299,205     1,307,566     (617,547)    (731,562)     (257,662)             --
                             -----------   -----------   ----------   ----------   -----------    ------------
                                 523,953     1,089,269     (958,561)    (852,090)      197,429              --
                             -----------   -----------   ----------   ----------   -----------    ------------
Net increase
  in net assets
  available for plan
  benefits...............    $20,519,047     8,397,508     (162,796)     (24,706)      455,091    $ 29,184,144
                             -----------   -----------   ----------   ----------   -----------    ------------
                             -----------   -----------   ----------   ----------   -----------    ------------


                                                                 EXHIBIT II
                                                                (continued)

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

ALLOCATION OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
TO INVESTMENT PROGRAMS
YEAR ENDED DECEMBER 31, 1995




                             FIRST EMPIRE   DIVERSIFIED    MONEY-        BOND     PARTICIPANT
                              STOCK FUND    EQUITY FUND  MARKET FUND     FUND     LOAN ACCOUNT      TOTAL
                             -------------  -----------  -----------  ----------  ------------  -------------

ADDITIONS TO NET ASSETS
 AVAILABLE FOR PLAN
  BENEFITS

Net investment income:
 Interest..................  $     8,597        85,633      598,516      348,862       177,266    $  1,218,874
 Dividends.................      472,705       328,190          --            --            --         800,895
 Net realized gain
  on sale of
  investments..............      247,266        72,057          --        88,331            --         407,654
 Net appreciation
  in current
  value of investments.....   15,095,601     2,462,706          --       376,467            --      17,934,774
                             -----------   -----------   ----------   ----------   -----------    ------------
Total net
  investment income........   15,824,169     2,948,586      598,516      813,660       177,266      20,362,197
Contributions:
 Employee..................    4,057,000     3,804,600    2,811,267    1,447,587       182,053      12,302,507
 Employer..................    1,845,451     1,271,596      566,642      402,302            --       4,085,991
                             -----------   -----------   ----------   ----------   -----------    ------------
Total contributions........    5,902,451     5,076,196    3,377,909    1,849,889       182,053      16,388,498
                             -----------   -----------   ----------   ----------   -----------    ------------
                              21,726,620     8,024,782    3,976,425    2,663,549       359,319      36,750,695
DEDUCTIONS FROM NET
  ASSETS AVAILABLE
  FOR PLAN BENEFITS

Benefit payments
  to participants..........   (3,327,544)     (959,098)  (1,700,477)    (454,746)           --      (6,441,865)

INTERFUND TRANSFERS

Loans, net
  of repayments............      114,927      (210,555)    (405,607)    (138,365)      639,600              --
Reallocation
  of investments-
  additions (deductions)...   (1,165,319)    1,461,685     (179,150)      60,050      (177,266)             --
                             -----------   -----------   ----------   ----------   -----------    ------------
                              (1,050,392)    1,251,130     (584,757)     (78,315)      462,334
                             -----------   -----------   ----------   ----------   -----------    ------------

Net increase
  in net assets
  available for plan
  benefits................   $17,348,684     8,316,814    1,691,191    2,130,488       821,653    $ 30,308,830
                             -----------   -----------   ----------   ----------   -----------    ------------
                             -----------   -----------   ----------   ----------   -----------    ------------

                                      -14-

                                                                     SCHEDULE I

          FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

SCHEDULE OF ASSETS HELD FOR INVESTMENT
DECEMBER 31, 1996

                                NUMBER OF
                                SHARES OR                                              CURRENT VALUE
                                PRINCIPAL                             TOTAL      -------------------------
NAME AND TITLE OF ISSUE           AMOUNT             UNIT COST         COST        PER UNIT       TOTAL
-----------------------  -----------------------  --------------  -------------  ----------  -------------

SHORT-TERM INVESTMENTS
Vision Group of Funds,
  Inc. Money Market
  Fund.................         37,490,680              1.000       $37,490,680    $  1.000     $ 37,490,680

COMMON STOCK
Financial:
 First Empire State
  Corporation*.........            216,738            125.981        27,304,900     288.000       62,420,544

LOANS TO PARTICIPANTS
 7.00%-10.50%, fully
  secured by vested
  benefits, due 1997
  through 2001.........        $ 3,103,865                 --         3,103,865          --        3,103,865
                                                                    -----------                 ------------
Total investments......                                             $67,899,445                 $103,015,089
                                                                    -----------                 ------------
                                                                    -----------                 ------------

* See note 5 to the financial statements

                                                            SCHEDULE II

        FIRST EMPIRE STATE CORPORATION RETIREMENT SAVINGS PLAN AND TRUST

SCHEDULE OF TRANSACTIONS IN EXCESS OF 5% OF FAIR VALUE OF PLAN ASSETS FOR THE YEAR ENDED DECEMBER 31, 1996

                                                 PURCHASES                        SALES/DISTRIBUTIONS
                                       ---------------------------  -------------------------------------------------
                                        NUMBER OF                    NUMBER OF
DESCRIPTION OF ASSET                   TRANSACTIONS       COST      TRANSACTIONS   PROCEEDS      BASIS        GAIN
------------------------------------   ------------    -----------  ------------  -----------  ----------   ---------

Short-term investments:
Vision Group of Funds, Inc.
  Money Market Fund.................        398        $49,176,811       166      $22,652,882   22,652,882   $    --
Common stock:
First Empire State Corporation......         29          6,929,874        22        2,399,040    2,028,876    370,164

                                           -16-